EXHIBIT 11


                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                            FOR THE THREE MONTHS ENDED
                                                   NOVEMBER 30,
                                               1997              1998
                                           ------------      ------------
Basic:
  Net income (loss) attributable
   to common stockholders                  $    (50,562)     $    351,583
                                           ============      ============

  Weighted Average number
   of common shares outstanding              10,068,956        11,976,055
                                           ============      ============

  Income (loss) per common share           $          *      $        .03
                                           ============      ============

Diluted:
  Net income (loss) attributable
   to common stockholders                            --      $    381,583
                                           ============      ============

  Weighted Average number
   of common shares outstanding                      --      $ 13,895,319
                                           ============      ============

  Income (loss) per common share                     --      $        .03
                                           ============      ============

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*   Less than  $(.01)/$ .01  per share